                                             Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-50230

                          Prospectus Supplement No. 17
            Dated November 26, 2003 (to Prospectus November 30, 2000)


                         AMERICAN BIO MEDICA CORPORATION

         This Prospectus Supplement is part of the Prospectus dated November 30, 2000 related to an offering of up to 2,361,733 shares of our common stock by the persons identified as the "selling shareholder" in the Prospectus.

Recent Developments.

         The following table provides updated information as of November 26, 2003 and replaces the paragraph appearing under the caption "Selling Shareholder" on page 30 of the Prospectus. This information has been prepared based on information furnished to American Bio Medica Corporation by Seaside Partners, LP and Steven Grodko. The selling shareholder named in the prospectus, Seaside Partners, LP, transferred its Common Shares underlying the exercise of the Warrants and assigned its respective rights and obligations under the Common Stock Purchase Agreement to the selling shareholder listed below.


-------------------------- ------------------------------ ------------------- -------------------------
     Name of Selling             Number of Shares          Number of Shares       Number of Shares
       Shareholder          Beneficially Owned Prior to     Being Offered        Beneficially Owned
                                   the Offering                                  After the Offering
-------------------------- ------------------------------ ------------------- -------------------------

-------------------------- ------------------------------ ------------------- -------------------------
Steven Grodko                         953,283                  953,283                   0
-------------------------- ------------------------------ ------------------- -------------------------

-------------------------- ------------------------------ ------------------- -------------------------


           The date of this Prospectus Supplement is December 8, 2003.